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                                                                  EXHIBIT 23(e)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of New National Grid plc of our report dated September 20, 2000 relating to the financial statements of National Grid USA and its subsidiaries (formerly New England Electric System), which appears in the report on Form 6-K of National Grid Group plc dated September 29, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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Boston, Massachusetts
December 4, 2000